                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            ALLTRISTA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             ALLTRISTA CORPORATION
            345 SOUTH HIGH STREET, SUITE 200, MUNCIE, INDIANA 47305
                                 -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1998
                                 -------------

    The Annual Meeting of Shareholders of Alltrista Corporation will be held at Alltrista Corporation, 345 South High Street, Suite 200, Muncie, Indiana, on Wednesday, May 13, 1998, at 8:00 a.m. (EST) for the following purposes:

    1. To elect two directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2001;

    2. To act upon a proposal recommended by the Board of Directors to approve the Alltrista Corporation 1998 Long-Term Equity Incentive Plan;

    3. To ratify the appointment of the firm of Ernst & Young LLP as independent accountants for 1998; and

    4. To transact any other business as properly may come before the meeting, although it is anticipated that no business will be conducted other than the matters listed above.

    Alltrista Corporation's 1998 annual meeting will be held solely to tabulate the votes cast and report the results of voting on the matters listed in this proxy statement. No presentations or other business matters are planned for the meeting.

    Only holders of Common Stock of record at the close of business on March 19, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    A Proxy Statement appears on the following pages. A copy of the Annual Report for 1997 is being mailed to you with this Notice of Annual Meeting of Shareholders and Proxy Statement.

                                              By Order of the Board of Directors
                                                            Garnet E. King
                                                          CORPORATE SECRETARY

April 8, 1998
Muncie, Indiana

                             YOUR VOTE IS IMPORTANT
     YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY YOUR PROXY IN THE ENCLOSED ENVELOPE.

                               TABLE OF CONTENTS

                                                                                                                       PAGE
Proxy Statement....................................................................................................          1
Election of Directors..............................................................................................          2
  Director Nominees and Continuing Directors.......................................................................          2
Voting Securities and Principal Shareholders.......................................................................          4
Security Ownership by Management and Directors.....................................................................          5
Certain Committees of the Board....................................................................................          5
Board of Directors Meetings........................................................................................          6
Executive Compensation.............................................................................................          6
  Report of the Executive Compensation Committee...................................................................          6
  Summary Compensation Table.......................................................................................         10
  Option Grants in 1997............................................................................................         11
  Aggregated Option Exercises in 1997 and Fiscal Year-End Option Values............................................         11
  Change in Control Arrangements...................................................................................         12
  Directors' Compensation..........................................................................................         12
  Shareholder Return Performance Presentation......................................................................         13
Approval of the Alltrista Corporation 1998 Long-Term Equity Incentive Plan.........................................         14
  Background of the Plan...........................................................................................         14
  Terms of the Alltrista Corporation 1998 Long-Term Equity Incentive Plan..........................................         14
  Federal Income Tax Consequences of the Grant and Exercise........................................................         15
  Vote Required to Approve the Equity Plan.........................................................................         15
Activities and Ratification of Appointment of Independent Accountants..............................................         15
Section 16(a) Beneficial Ownership Reporting Compliance............................................................         16
Shareholder Proposals..............................................................................................         16
Solicitation and Other Matters.....................................................................................         16

                             ALLTRISTA CORPORATION
            345 SOUTH HIGH STREET, SUITE 200, MUNCIE, INDIANA 47305

                                 -------------

                                PROXY STATEMENT
                                 APRIL 8, 1998

                                 -------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1998

                                 -------------

To Shareholders of Alltrista Corporation:

    This Proxy Statement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Shareholders to be held on May 13, 1998, and any adjournment thereof, for the purposes stated in the accompanying notice of the meeting.

    Alltrista Corporation's 1998 annual meeting will, like last year, be held solely to report the results of voting on those matters listed in this proxy statement. No presentations or other business matters are planned for the meeting. A written report of the results of the vote will be mailed to each shareholder following the meeting.

    A shareholder of the Corporation who has executed and returned a proxy may revoke it at any time before it is voted, but only by executing and returning to the Corporate Secretary at 345 South High Street, Suite 200, Muncie, IN 47305, a proxy bearing a later date, by giving written notice of revocation to the Corporate Secretary, or by attending the meeting and voting in person. Attendance at the meeting does not, by itself, revoke a proxy.

    A copy of the Annual Report to Shareholders of the Corporation, including financial statements and a description of its operations for the year 1997, has been mailed to each shareholder of record as of March 19, 1998, with this Proxy Statement. The approximate mailing date of this Proxy Statement and the accompanying proxy card is April 8, 1998.

                             ELECTION OF DIRECTORS

    Under the Corporation's Articles of Incorporation, the Board of Directors of the Corporation is divided into three classes, as nearly equal in number as possible. One of the three classes is elected or reelected each year to fill terms which are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that time, they have resigned, retired, or otherwise left office.

    The nominees for whom the enclosed proxy is intended to be voted are set forth below. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the Board of Directors may select a substitute nominee, and in that event such shares will be voted for the person so selected. If a substitute is not so selected, such shares will be voted for the election of the remaining nominees. The Board has no reason to believe that any of the nominees will be unable to serve. In accordance with the Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker non-votes are considered neither a vote "for" nor "against" the nominees.

    Set forth below for each director nominee and continuing director are his or her principal occupation and employment during the past five years and certain other information.

                   DIRECTOR NOMINEES AND CONTINUING DIRECTORS

TO BE ELECTED FOR A TERM OF THREE YEARS UNTIL THE 2001 ANNUAL MEETING (CLASS II)

                                        DIRECTOR
          NAME                AGE         SINCE                     BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
------------------------      ---      -----------  -------------------------------------------------------------------------------
Richard L. Molen                  57         1993   Mr. Molen began serving as President, National Composite Center in January
                                                    1998. Mr. Molen retired from Huffy Corporation in December 1997. Before his retirement, he was Chairman, President and Chief Executive Officer of Huffy
                                                    Corporation since September 1994. Mr. Molen served as President and Chief
                                                    Executive Officer of Huffy Corporation since April 1993, and has served on its
                                                    Board of Directors since June 1984. From April 1986 until April 1993, he was
                                                    President and Chief Operating Officer of Huffy Corporation. Mr. Molen also serves as a director of Huntington Bank and Concrete Technology.

Lynda Watkins                     53         1997   Ms. Popwell began serving as President, Carolina Eastman Division of Eastman
 Popwell                                            Chemical Company in January 1998 and from August 1995 until December 1997, she was Vice President, Health, Safety, Environment and Security and Vice
                                                    President, Quality of Eastman Chemical Company. Ms. Popwell served as Vice
                                                    President, Tennessee Eastman Division from October 1994 until July 1995 and from February 1993 until September 1994 served as Superintendent Acid Division of Tennessee Eastman Division, a division of Eastman Chemical Company. In 1997,
                                                    Ms. Popwell was appointed to the Board of Directors to fill the vacancy caused by the resignation of Robert E. Fowler, Jr.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
             THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

TERMS EXPIRING AT THE 1999 ANNUAL MEETING (CLASS III)

                                        DIRECTOR
          NAME                AGE         SINCE                     BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
------------------------      ---      -----------  -------------------------------------------------------------------------------
William A. Foley                  50         1995   Mr. Foley was elected Chairman, President and Chief Executive Officer of LESCO,
                                                    Inc. in October 1994. Mr. Foley joined LESCO, Inc. in July 1993 as President,
                                                    Chief Executive Officer and a director. Mr. Foley was President and Chief
                                                    Executive Officer of Imperial Wallcoverings, Inc., a wallpaper producer and a subsidiary of Collins & Aikman, Inc., from October 1990 until February 1993.
                                                    Mr. Foley also serves as a director of Libbey, Inc.

William L. Peterson               68         1993   Mr. Peterson has been Chairman of the Corporation since May 1993. Mr. Peterson was Chief Executive Officer from April 1993 until his retirement from the
                                                    Corporation in December 1994, and was President of the Corporation from April
                                                    1993 until March 1994. Mr. Peterson served as Vice Chairman and Executive Vice
                                                    President of Ball Corporation from August 1992 until April 1993 and as Vice
                                                    Chairman and Chief Financial Officer of Ball Corporation from August 1989 until
                                                    August 1992. Mr. Peterson also is a director of ANB Corporation.

Patrick W. Rooney                 62         1993   Mr. Rooney has been Chairman, President, and Chief Executive Officer of Cooper
                                                    Tire & Rubber Company since October 1994. From January 1992 until October 1994,
                                                    Mr. Rooney served as President and Chief Operating Officer of Cooper Tire &
                                                    Rubber Company. Mr. Rooney was named President and elected a director of Cooper
                                                    Tire & Rubber Company in February 1990. Mr. Rooney also serves as a director of
                                                    Huffy Corporation.

TERMS EXPIRING AT THE 2000 ANNUAL MEETING (CLASS I)

                                        DIRECTOR
          NAME                AGE         SINCE                     BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
------------------------      ---      -----------  -------------------------------------------------------------------------------
Thomas B. Clark                   52         1994   Mr. Clark has been President and Chief Executive Officer of the Corporation
                                                    since January 1995. Mr. Clark was elected a director of the Corporation in May
                                                    1994 and served as President and Chief Operating Officer of the Corporation
                                                    from March 1994 until December 1994. From April 1993 to February 1994, Mr.
                                                    Clark served as Senior Vice President and Chief Financial Officer of the
                                                    Corporation. Mr. Clark served as Vice President of Ball Corporation from August
                                                    1992 until April 1993 and as Vice President, Communications, Planning and
                                                    Development of Ball Corporation from May 1989 until August 1992. Mr. Clark also is a director of First Merchants Corporation.

David L. Swift                    61         1993   Mr. Swift retired from Acme-Cleveland Corporation in July 1996. Before his retirement, he was Chairman, President and Chief Executive Officer of
                                                    Acme-Cleveland Corporation since January 1993. Mr. Swift served as President and Chief Executive Officer of Acme-Cleveland Corporation from April 1987 until
                                                    January 1993. Mr. Swift also serves as a director of Twin Disc, Incorporated and CUNO Incorporated.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    At the close of business on March 19, 1998, there were outstanding and entitled to vote 7,355,135 shares of Common Stock. Each share of Common Stock is entitled to one vote.

    So far as is known to the Board of Directors, the following table indicates the only beneficial owners of more than five percent of the Corporation's outstanding Common Stock as of March 19, 1998. The information shown below is derived from the latest reports provided to the Corporation by the entities named below. Unless otherwise noted, the Corporation believes that the persons named in this table have sole voting and dispositive power with respect to the shares listed.

                                                              SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                 OWNED            PERCENT OF CLASS
----------------------------------------------------------  ------------------------  -----------------
David L. Babson & Co. Inc.                                           500,400                  6.72%
 One Memorial Drive
 Cambridge, MA 02142-1300
Sanford C. Bernstein & Co., Inc.                                     569,000(1)               7.70
 One State Street Plaza
 New York, NY 10004-1545
First Manhattan Co.                                                  600,899(2)               8.10
 437 Madison Avenue
 New York, NY 10022-7002
Neuberger & Berman, LLP                                              456,500(3)               6.17
 605 Third Avenue
 New York, NY 10158-3698
The Prudential Insurance Company of America                          475,200(4)               6.38
 751 Broad Street
 Newark, NJ 07102-3777

--------------
(1) Includes 13,200 shares for which voting power is shared.

(2) Includes (i) 68,500 shares for which beneficial ownership is disclaimed,
    (ii) 1,000 shares for which dispositive power is disclaimed, (iii) 579,079 shares for which voting power is shared, and (iv) 592,849 shares for which dispositive power is shared.

(3) Includes 456,500 shares for which dispositive power is shared.

(4) Includes 57,400 shares for which voting and dispositive power is shared.

                 SECURITY OWNERSHIP BY MANAGEMENT AND DIRECTORS

    The following table lists the beneficial ownership of Common Stock of the Corporation, as of the close of business on March 19, 1998, held by director nominees, continuing directors, each of the non-director executive officers named in the Summary Compensation Table, and, all directors and executive officers as a group. Unless otherwise noted, the beneficial owner has sole voting and investment power.

                                                                       SHARES BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                     OWNED(1)           PERCENT OF CLASS
------------------------------------------------------------------  --------------------------  -----------------
Kevin D. Bower....................................................             13,149                   *
Thomas B. Clark...................................................             65,407(2)                *
William A. Foley..................................................              1,650                   *
Jerry T. McDowell.................................................             51,251                   *
Larry D. Miller...................................................             33,598                   *
Richard L. Molen..................................................              2,400                   *
William L. Peterson...............................................             81,938(3)                1.11
Lynda Watkins Popwell.............................................                  0                   *
Patrick W. Rooney.................................................              2,500                   *
William L. Skinner................................................             38,565                   *
David L. Swift....................................................              3,100                   *
All of the above and present executive officers as a group
 (11 persons).....................................................            300,649                   4.09

--------------
*   Less than 1%

(1) The shares shown include the following shares that may be purchased pursuant to stock options that are exercisable within 60 days of March 19, 1998: Mr. Bower, 10,750 shares; Mr. Clark, 34,590 shares; Mr. McDowell, 38,675 shares; Mr. Miller, 25,085 shares; Mr. Skinner, 6,874 shares; Mr. Foley, 1,350 shares; Mr. Molen, 2,050 shares; Mr. Peterson, 1,000 shares; Mr. Rooney, 2,400 shares and Mr. Swift, 2,400 shares.

(2) Includes 29,791 shares held in trust for which he disclaims any beneficial ownership.

(3) Includes 2,701 shares held in trust for which he disclaims any beneficial ownership.

                        CERTAIN COMMITTEES OF THE BOARD

    The standing committees of the Board of Directors are the Audit, Executive Compensation, Nominating and Strategy Committees.

AUDIT COMMITTEE
    The Audit Committee is comprised of four directors, Messrs. Swift (Committee Chairman), Peterson and Rooney and Ms. Popwell. The duties of the Audit Committee are to: (a) recommend for nomination by the Board of Directors the independent certified public accountants who shall conduct the annual audit of the Corporation; (b) assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices through review of accounting principles, policies, and changes thereto, financial statements, and general financial disclosure procedures; (c) maintain, through periodic meetings, a direct line of communication with the independent accountants to provide for exchanges of views and information; and (d) review management's evaluation of the adequacy of the Corporation's internal control structure and the extent to which major recommendations made by the independent accountants have been implemented. The Audit Committee met twice during 1997.

EXECUTIVE COMPENSATION COMMITTEE
    The Executive Compensation Committee is comprised of four directors, Messrs. Foley (Committee Chairman), Molen, Peterson and Swift. The duties of the Executive Compensation Committee are to: (a) approve the salaries of all elected corporate officers and other employees of the Corporation, as the Board of Directors may determine and direct from time to time; (b) approve the Corporation's schedule of salary ranges and grades for all salaried employees;
(c) approve the Corporation's schedule for approval signatures to be required for salary and employee status changes; (d) approve the Corporation's incentive compensation program, including its design, administration, participation basis and participation rates, as they apply to all elected corporate officers and other employees of the Corporation, as the Board of Directors may determine and direct from time to time; (e) approve major salaried employee benefit plans and changes, thereto, including plan additions, terminations, and discontinuations;
(f) direct the administration of the

Corporation's long-term equity incentive plans and deferred compensation plans in accordance with such plans; (g) designate from time to time those officers and other key employees of the Corporation and its subsidiaries to whom equity awards are to be granted, approve the quantity of such awards granted from time to time to any individual, and determine the exercise price of any options granted; and (h) perform such other functions with respect to employee compensation as may be requested by the Board of Directors. The Executive Compensation Committee met three times during 1997.

NOMINATING COMMITTEE
    The Nominating Committee is comprised of four directors, Messrs. Molen (Committee Chairman), Clark, Foley and Rooney. The duties of the Nominating Committee are to review and make recommendations regarding: (a) the organization and structure of the Board; (b) the candidate for Chairperson of the Board; (c) the qualifications for director candidates; (d) the candidates for election to the Board; and (e) the effectiveness of the Board and each director in the corporate governance process. The Nominating Committee met twice during 1997. The Nominating Committee seeks potential nominees for Board membership in a number of ways and will consider nominees recommended by shareholders. Any such recommendation should be in writing and addressed to the Corporate Secretary, Alltrista Corporation, 345 South High Street, Suite 200, Muncie, IN 47305.

STRATEGY COMMITTEE
    The Strategy Committee is comprised of four directors, Messrs. Swift (Committee Chairman), Clark, Foley and Molen. The duties of the Strategy Committee are to: (a) review the major business strategies of the Corporation as formulated by management; (b) provide counsel to management regarding elements of strategy; and (c) to provide a continuing interface between management and the Board of Directors with respect to corporate level strategy. The Strategy Committee was constituted in November of 1997 and did not meet during that year.

                          BOARD OF DIRECTORS MEETINGS

    The Board of Directors met six times during 1997. All directors of the Corporation's Board of Directors attended at least 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which they served.

                             EXECUTIVE COMPENSATION
                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

INTRODUCTION

    The Corporation's Executive Compensation Committee ("Committee") consists of four directors, all of whom have considerable experience in executive compensation issues and management development. No member of the Committee, except Mr. Peterson, has ever been an officer or employee of the Corporation, nor is there a direct or indirect relationship between any of the members of the Committee and any of the Corporation's executive officers.

    The Board of Directors of the Corporation has established certain benefit plans. These plans include the Alltrista Corporation 1993 Economic Value Added Incentive Compensation Plan for Key Members of Management ("EVA Plan"), the Alltrista Corporation 1993 Deferred Compensation Plans ("Deferred Compensation Plans"), the Alltrista Corporation Excess Savings and Retirement Plan ("Excess Savings and Retirement Plan"), the Alltrista Corporation 1996 Employee Stock Purchase Plan, the Alltrista Corporation 1993 Stock Option Plan ("Stock Option Plan"), the Alltrista Corporation 1993 Restricted Stock Plan ("Restricted Stock Plan"), the Alltrista Corporation 1997 Deferred Compensation Plan for Directors, and the Alltrista Corporation 1996 Stock Option Plan for Nonemployee Directors ("Director Stock Option Plan"). The Board has also recently approved, subject to shareholder approval, the Alltrista Corporation 1998 Long-Term Equity Incentive Plan (the "Equity Plan") which is intended to replace the Stock Option Plan, the Restricted Stock Plan, and the Director Stock Option Plan. No new or additional grants will be made under such plans if the Equity Plan is approved by shareholders. A description of the Equity Plan is set forth below.

    The Committee annually determines compensation of the Corporation's senior management and its executive officers, oversees the administration of executive programs, and approved a compensation philosophy for the Corporation, which is described below.

EXECUTIVE COMPENSATION PHILOSOPHY

    The basic elements of the Corporation's compensation philosophy are to provide competitive annual compensation combined with long-term reward opportunities and risks by linking management's compensation to the Corporation's success in creating value for its shareholders. The total compensation package, which includes base salary, incentive compensation and long-term incentive opportunities in the form of stock, is designed to allow the Corporation to attract, motivate, and retain top quality executive officers.

    An executive's total compensation, including the Chief Executive Officer's, is determined after a subjective review of the executive's objectives and performance compared to peers within the Corporation. The Corporation also compares the pay of executives in similar positions of other manufacturing firms of similar size (based upon sales, business activity and total employment) as reflected in studies and salary surveys prepared by compensation consulting firms, which are among those most widely used. The comparison is made against a data base of many industrial corporations rather than only companies in the various industries in which the Corporation does business because the Committee believes industrial corporations generally represent the Corporation's most direct competitors for executive talent.

    The combination of base salary and target incentive compensation is intended to result in compensation ranges having an upper limit which is approximately 20% above, and a lower limit which is approximately 20% below, median levels of comparable industrial companies for equivalent positions. The target compensation level within the 20% range above and below the median for each executive, other than the Chief Executive Officer, is established based on recommendations from the Chief Executive Officer, together with the Committee's consideration of the executive's responsibilities and individual performance versus predetermined personal goals and objectives. The Committee determines primarily on subjective factors. Target total compensation for Mr. Clark was within the established percentile range for 1997.

CASH COMPENSATION

    For 1997, base salaries and target incentive compensation participation rates (percentage of base salary) for the Corporation's executive officers were established by the Committee. Base salary and incentive compensation (total cash compensation) earned in 1997 by the Named Executive Officers are reflected in the "Salary" and "Bonus" columns in the Summary Compensation Table.

    Once the appropriate target total compensation for an executive is established, base salary is determined by dividing total target compensation by the sum of one plus the executive's incentive compensation participation rate. For example, Mr. Clark's incentive compensation participation rate for 1997 was 65%. Accordingly, his base salary was calculated by dividing his target total compensation by 1.65. Consequently, when target performance as defined in the EVA Plan is attained, Mr. Clark will be paid a total compensation which equals the amount established by the Committee as appropriate for his performance when compared to executives in similar positions at other companies. Target incentive compensation participation rates are set by level of responsibility and represent a greater proportion of total compensation as the responsibility of the executive increases. As a result, senior executives have a significant portion of total compensation "at risk" and dependent on increasing economic value. The 1997 target incentive compensation for Mr. Clark was 65% of his base salary; for Mr. McDowell, Mr. Skinner and Mr. Bower, 50% of their base salary; and Mr. Miller 35% of his base salary. For the year ended December 31, 1997, incentive compensation for corporate level participants was paid at 1.00 times the target incentive compensation established under the EVA Plan.

    The EVA Plan awards incentive compensation to the Named Executive Officers, as defined below, based upon actual performance of the Corporation relative to Economic Value Added ("EVA") targets, and the awards of the individuals in each division are based on the actual performance of the respective divisions relative to their individual EVA target. The EVA Plan recognizes the correlation between changes in EVA and changes in the Corporation's market value. Generally, increases in EVA will result in total compensation which exceeds target total compensation, maintenance of EVA will result in total compensation equivalent to target total compensation, and reductions in EVA will result in total compensation which is less than target total compensation. The program applies to all key employees and all executive officers, including the Chief Executive Officer.

    Incentive compensation is not, in part or in total, discretionary, but instead is driven by actual EVA compared to an established target. The target return on invested capital ("EVA target") for any year is determined in accordance with the provisions of the EVA Plan. The EVA target for a year is a function of the prior year's target, adjusted up or down depending on the prior year's actual performance versus the prior year's target, i.e., if actual performance exceeds target, the target for the following year is increased by a portion of such excess; if actual performance is less than target, the target for the following year is reduced by a portion of such shortfall. This adjustment process is carried out according to a specific formula and is not discretionary. The purpose of the EVA Plan is to encourage sustained value creation by the management of the Corporation by establishing a direct link between EVA achieved and incentive compensation payments. This approach establishes a link between shareholder value and incentive compensation.

    There is no maximum on the annual amount of incentive compensation which can be earned; however, incentive compensation earned in any year in excess of two times the individual's target incentive compensation is accrued in a contingent "bank." The amount of incentive compensation earned in a year may be negative, in which case such negative amount is applied against any positive bank balance resulting from prior years' performance, and may result in a negative bank balance. One-third of the beginning of the year bank balance, after consideration of any negative incentive compensation from the current year, is paid to the individual in combination with the current year's incentive compensation. If an individual has a negative bank balance at the beginning of the year and earns incentive compensation for the year, up to one-third of the amount earned is used to reduce the negative bank balance. Positive bank balances remain completely at risk at all times except in the event of death or disability. A positive bank balance at death or disability will be paid in full without adjustments for negative performance in the year following such death or disability. Upon retirement, the bank balance will be paid in full after adjustments for any negative performance in the year following the year of retirement. The bank balance will be forfeited upon any other termination of employment.

    Certain participants in the EVA Plan, which include all of the Named Executive Officers, may elect to receive in cash all or any part of the incentive compensation payable, with the remaining portion deferred under various deferred compensation options selected by the participant. The participant may elect to have the deferrals paid at a future date, either in a lump sum or in up to fifteen substantially equal annual installments.

LONG-TERM, EQUITY-BASED EMPLOYEE INCENTIVE COMPENSATION

    Under the Corporation's Stock Option Plan, stock options may be granted to the Corporation's executive officers and other key employees. The Committee has set guidelines which determine the number of shares to be granted and the frequency of stock option awards. These guidelines, which are applicable to all participants including the Chief Executive Officer, provide that awards will generally be based upon the employee's position within the Corporation and a subjective review of the employee's performance. Any such decision would be subjective in nature and not based upon any objective factors. The stock option awards to each individual are not conditioned on the number of previously granted options. All awards are made by the Committee which has the discretion to elect not to award stock option grants. Stock options are granted with an exercise price equal to the closing market price of the Common Stock on the date of the grant and become exercisable at a rate of 25% annually beginning on the first anniversary of the grant. Subject to shareholder approval, the Equity Plan will replace the Corporation's Stock Option Plan and no new or additional awards will be granted under the Stock Option Plan.

    The Corporation's Restricted Stock Plan allows the Committee to award grants of shares of restricted stock to select key employees, including the Named Executive Officers but primarily under circumstances associated with initial employment or a significant increase in responsibility. Mr. Clark, Chief Executive Officer, holds no restricted stock. Among other restrictions, the Restricted Stock Plan requires that any stock issued under the plan on which the restrictions have not lapsed must be returned to the Corporation if the employee's employment with the Corporation is terminated for any reason other than death or disability. These restrictions lapse at a rate of 20% annually beginning on the first anniversary of the award. The holders of restricted stock have a right to vote the shares and receive dividends, if declared. Subject to shareholder approval, the Equity Plan will replace the Corporation's Restricted Stock Plan and no new or additional awards will be granted under the Restricted Stock Plan.

    Subject to shareholder approval, the Board of Directors has adopted the Equity Plan. The Equity Plan is designed to give the Board broader discretion and more flexibility in designing incentive compensation packages to motivate executive officers and key employees to maximize shareholder value. Pursuant to the Equity Plan, the Board may issue to nonemployee directors, executive officers and key employees of the Corporation incentive stock options, nonqualified stock options, restricted stock, stock equivalent units, stock appreciation rights and other stock-related forms of incentive compensation. The specific types and sizes of awards to be granted (other than Director Options) and the terms and conditions of such awards will be determined by the Committee subject to the provisions of the Equity Plan. As noted earlier, the Equity Plan will, subject to shareholder approval, replace the Stock Option Plan and Restricted Stock Plan, and no new or additional awards will be issued under such plans.

    In 1997, Mr. Clark received options for 7,000 shares as described in the Option Grants in 1997 table.

    The Committee believes that the total compensation package has been designed to motivate executive officers and focus on increasing the market value of the Corporation's Common Stock. The following tables reflect the compensation structure being pursued by the Committee.

Respectfully submitted.                Executive Compensation Committee
                                       William A. Foley, CHAIRMAN
                                       Richard L. Molen
                                       William L. Peterson
                                       David L. Swift

                           SUMMARY COMPENSATION TABLE

    The following table sets forth a summary of the annual and long-term compensation of the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") of the Corporation for the year ended December 31, 1997 for services in all capacities to the Corporation.

                                                                                 LONG TERM COMPENSATION
                                                                          -------------------------------------
                                                                                   AWARD
                                                    ANNUAL COMPENSATION   ------------------------    PAYOUT
                                                                          RESTRICTED   SECURITIES   -----------
                                                    --------------------     STOCK     UNDERLYING      LTIP          ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR      SALARY    BONUS(1)    AWARDS(2)     OPTIONS    PAYOUTS(3)    COMPENSATION(4)
---------------------------------------     ---     ---------  ---------  -----------  -----------  -----------  -----------------
Thomas B. Clark                            1997     $ 254,865  $ 165,622           0        7,000    $   7,259       $  57,231
 President and Chief                       1996       239,230    210,630           0        7,000       10,888          18,971
 Executive Officer                         1995       220,000    153,360           0        7,000       16,333          18,523
Kevin D. Bower                             1997       121,634     60,817   $  49,000        2,500        1,935           9,498
 Senior Vice President                     1996       110,769     60,101           0        2,500        2,903           7,233
 and Chief Financal Officer                1995       102,231     41,675           0        2,500        4,356           6,544
Jerry T. McDowell                          1997       193,769     96,884   $  49,000        5,000       16,972          58,566
 Group Vice President,                     1996       181,538    123,053           0        5,000       25,459          26,409
 Metal Products                            1995       170,000     98,845           0        4,500       38,189          21,391
Larry D. Miller, Vice President,           1997       109,057     38,170           0        1,500        3,276          19,966
 Communications and                        1996       105,807     50,309           0        2,000        4,914          14,583
 Investor Relations                        1995       102,805     42,051           0        2,000        7,372          14,061
William L. Skinner, Senior Vice            1997       152,019     76,009   $  49,000        2,500        6,533          43,392
 President,                                1996       146,730    100,365           0        2,500        9,800          14,793
 Administration and                        1995       145,572     85,069           0        3,000       14,700          14,162
 Corporate Development

--------------
(1) Excludes amounts that were paid from the officers' banked amounts under the Corporation's EVA Plan for prior performance.

(2) Messrs. Bower, McDowell, and Skinner each were granted 2,000 shares of Common Stock pursuant to the Alltrista Corporation 1993 Restricted Stock Plan and each grant had a market value of $56,750 on December 31, 1997.

(3) Represents amounts paid from the "bank" under the Corporation's EVA Plan for prior performance (See "Report of The Executive Compensation Committee, Cash Compensation").

(4) The amounts shown in the All Other Compensation column for 1997 are comprised as follows:

        Mr. Clark -- above-market interest on deferred compensation account, $7,271; life insurance premiums, $1,368; long term disability premiums, $2,219; the Corporation's match on the employee's 401(k) contribution, $6,400; the Corporation's additional contribution to the employee's 401(k), $4,800; the Corporation's contribution to the excess savings and retirement account for the years 1994 through 1997, $35,173.

        Mr. Bower -- life insurance premiums, $1,109; long term disability premiums, $894; the Corporation's match on the employee's 401(k) contribution, $4,865; the Corporation's additional contribution to the employee's 401(k), $1,600; the Corporation's contribution to Employee Stock Purchase Plan, $650; the Corporation's contribution to the excess savings and retirement account for the years 1994 through 1997, $380.

        Mr. McDowell -- above-market interest on deferred compensation account, $13,325; life insurance premiums, $1,368; long term disability premium, $1,424; the Corporation's match on the employee's 401(k) contribution, $6,400; the Corporation's additional contribution to the employee's 401(k), $7,200; the Corporation's contribution to the excess savings and retirement account for the years 1994 through 1997, $28,849.

        Mr. Miller -- life insurance premiums, $994; long term disability premiums, $721; the Corporation's match on the employee's 401(k) contribution, $4,362; the Corporation's additional contribution to the employee's 401(k), $10,400; the Corporation's contribution to the excess savings and retirement account for the years 1994 through 1997, $3,489.

        Mr. Skinner -- life insurance premiums, $1,363; long term disability premiums, $1,117; the Corporation's match on the employee's 401(k) contribution, $6,080; the Corporation's additional contribution to the employee's 401(k), $10,400; the Corporation's contribution to Employee Stock Purchase Plan, $1,200; the Corporation's contribution to the excess savings and retirement account for the years 1994 through 1997, $23,232.

                             OPTION GRANTS IN 1997

    The following table summarizes the grants of stock options awarded during 1997 under the Corporation's Stock Option Plan to the Named Executive Officers.

                                               INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF       PERCENTAGE OF TOTAL
                                                    SECURITIES       OPTIONS GRANTED TO   EXERCISE                  GRANT DATE
                                                    UNDERLYING       EMPLOYEES IN FISCAL    PRICE    EXPIRATION      PRESENT
NAME                                            OPTIONS GRANTED(1)          1997           ($/SH.)     DATE(2)       VALUE(3)
----------------------------------------------  -------------------  -------------------  ---------  -----------  --------------
Thomas B. Clark...............................           7,000               13.95%       $  21.50      3/20/07     $   65,940
Kevin D. Bower................................           2,500                4.98           21.50      3/20/07         23,550
Jerry T. McDowell.............................           5,000                9.96           21.50      3/20/07         47,100
Larry D. Miller...............................           1,500                2.98           21.50      3/20/07         14,130
William L. Skinner............................           2,500                4.98           21.50      3/20/07         23,550

--------------

(1) Options were granted on March 20, 1997, and are exercisable at a rate of 25% annually beginning on the first anniversary of the grant.

(2) Subject to earlier expiration if the executive officer ceases to be an employee of the Corporation.

(3) The Corporation used the Black-Scholes model of option valuation to determine the grant date present value of $9.42 per share for options granted during 1997. Calculations for the Named Executive Officers are based on a 7.5 year term which reflects the Corporation's experience that its options, on average, are outstanding for 7.5 years from the date of grant. Other assumptions used for the valuation are: risk-free rate of return of 6.23%; estimated future dividend yield of 0.0%; and volatility of 23.08%. The value ultimately realized, if any, from the actual exercise of the options will depend on the amount the market price of the stock exceeds the exercise price on the date of exercise.

                      AGGREGATED OPTION EXERCISES IN 1997
                       AND FISCAL YEAR-END OPTION VALUES

    The following table summarizes the stock options exercised during 1997 and the stock options outstanding on December 31, 1997 for the Named Executive Officers.

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                           OPTIONS AT             IN-THE-MONEY OPTIONS
                                            SHARES                     DECEMBER 31, 1997        AT DECEMBER 31, 1997(2)
                                          ACQUIRED ON    VALUE     --------------------------  --------------------------
NAME                                       EXERCISE    REALIZED(1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------  -----------  ----------  -----------  -------------  -----------  -------------
Thomas B. Clark.........................         -0-   $        0      28,090        17,000     $ 365,478    $   117,906
Kevin D. Bower..........................         -0-            0       8,250         6,250        96,578         43,671
Jerry T. McDowell.......................      23,527      336,436      34,300        11,750       510,270         81,437
Larry D. Miller.........................         -0-            0      23,210         4,500       357,306         31,500
William L. Skinner......................         -0-            0       4,062         6,687        44,511         46,839

--------------

(1) Before taxes.

(2) Before taxes. The dollar value reported is based on the difference between the exercise price of the option outstanding and the market price of Alltrista Common Stock at the close of trading on December 31, 1997. The closing market price on that date was $28.375 per share.

                          CHANGE IN CONTROL AGREEMENTS

    The Corporation has change in control severance agreements with the Named Executive Officers. The agreements are effective on a year-to-year basis and would provide severance benefits in the event of both a change in control of the Corporation and an actual or constructive termination of employment within two years after a change in control. Under the agreements, a "change in control" can occur by virtue, in general terms, of an acquisition by any person of 30 percent or more of the Corporation's voting shares; a merger in which the shareholders of the Corporation before the merger own 50 percent or less of the Corporation's voting shares after the merger; shareholder approval of a plan of liquidation or to sell or dispose of substantially all of the assets of the Corporation; and if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board of Directors. "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive other than for constructive termination. "Constructive termination" means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change in control, unless agreed to by the executive.

    The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, shall include (i) three times current annual base salary and target incentive compensation; (ii) the bargain element value of then outstanding stock options; (iii) an amount equal to the employer and matching contributions the individual would have received under the Corporation's defined contribution plans for a period of 3 years; (iv) life, disability, accident and health benefits for a period of 35 months; (v) the amount of any "bank" balance of the individual under the Corporation's EVA Plan; (vi) outplacement services; and (vii) legal fees and expenses reasonably incurred in enforcing the agreements.

    The agreements were not entered into in response to any effort to acquire control of the Corporation, and the Corporation is not aware of any such effort.

                            DIRECTORS' COMPENSATION

    A non-employee director who serves as Chairman of the Board will receive as compensation an annual retainer of $36,000, plus meeting fees at the same rate as those for other non-employee directors. Directors who are not employees of the Corporation receive as compensation an annual retainer of $12,000 and an annual fee of $1,500 for serving as chairman of a Board committee. In addition, non-employee directors will be paid a fee of $750 for attendance at each Board of Directors' meeting, $600 per day for attendance at one or more committee meetings, $625 for participation in a telephonic Board of Directors' meeting, and $500 for participation in a telephonic committee meeting. Directors who are also employees of the Corporation receive no additional compensation for their service on the Board or on any Board committee.

    The 1996 Stock Option Plan for Non-Employee Directors authorizes the grant of an option to acquire 1,000 shares of the Corporation's Common Stock on April 30 of each year to each non-employee director. Messrs. Foley, Molen, Peterson, Rooney and Swift each received 1,000 share grants in 1997. Ms. Popwell became a Director of the Corporation in November 1997 and as a result did not receive a 1997 stock option grant. The exercise price for each share of the Corporation's Common Stock subject to the option granted to such director will be equal to the fair market value of a share of the Corporation's Common Stock as of the date such option is granted. The option will be a non-qualified option and will expire ten years after the date it is granted. The option will become exercisable at the earlier of one year subsequent to the date the option was granted or upon the optionee's death, disability or attainment by the optionee of age 70. The 1996 Stock Option Plan for Non-Employee Directors will be replaced by the Equity Plan, subject to shareholder approval, and no new or additional options will be granted under the former plan.

    The Equity Plan provides for the granting of options to non-employee Directors under terms similar to those described above for the 1996 Stock Option Plan for Non-Employee Directors.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a graph comparing the shareholder return from March 24, 1993, the day the Corporation Common Stock began trading publicly, through December 31, 1997, for the Corporation, the Dow Jones Equity Market Index, and the Dow Jones Industrial -- Diversified Index. The graph assumes that the beginning value of the Common Stock of the Corporation on each index was $100.

        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ALLTRISTA, DOW JONES EQUITY MARKET INDEX AND DOW JONES INDUSTRIAL -- DIVERSIFIED INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                          D.J. INDUSTRIAL - DIVERSIFIED
                    ALLTRISTA  D.J. EQUITY MARKET INDEX               INDEX
March 24, 1993           $100                      $100                             $100
December 31, 1993        $103                      $106                             $111
December 31, 1994        $120                      $107                             $102
December 31, 1995        $109                      $147                             $133
December 31, 1996        $156                      $181                             $172
December 31, 1997        $172                      $243                             $225

                                     MARCH 24,    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                       1993           1993             1994             1995             1996             1997
ALLTRISTA.........................   $     100      $     103        $     120        $     109        $     156        $     172
D.J. EQUITY.......................   $     100      $     106        $     107        $     147        $     181        $     243
D.J. INDUSTRIAL -- DIVERSIFIED....   $     100      $     111        $     102        $     133        $     172        $     225

    The Dow Jones Industrial -- Diversified Index was selected for comparison purposes since the Corporation is a multi-industry company. This index is comprised of companies that participate in two or more industries in the industrial market sector or whose products are used in many different industries.

                     APPROVAL OF THE ALLTRISTA CORPORATION
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

    The Board of Directors of Alltrista Corporation adopted, subject to shareholder approval, the Alltrista Corporation 1998 Long-Term Equity Incentive Plan ("Equity Plan"). The Board now seeks shareholder approval of the Equity Plan.

BACKGROUND OF THE PLAN

    Over the past five years, the Corporation has sponsored a variety of stock option, restricted stock, and long-term incentive compensation plans, each designed to provide performance-based incentives for key employees and/or directors ("Current Plans"). In the judgment of the Board of Directors, the Current Plans have demonstrated the value of stock-related incentive compensation plans in attracting and retaining key employees who are highly motivated to enhance the Corporation's value. The Current Plans are administered by the Executive Compensation Committee ("Committee"). Under the Current Plans, the Committee has little flexibility to adapt the Corporation's incentive compensation program to changes in circumstances and objectives. Moreover, in the near future, there will not be sufficient authorized shares to provide meaningful awards under the Current Plans.

    The Board adopted the Equity Plan to address the lack of flexibility under the Current Plans as well as the shortage of remaining shares under those plans. As discussed below, the Equity Plan allows the Committee broader discretion and more flexibility in designing incentive compensation packages. The specific types and sizes of awards to be granted (other than Director Options) and the terms and conditions of such awards will be determined by the Committee subject to the provisions of the Equity Plan.

TERMS OF THE ALLTRISTA CORPORATION 1998 LONG-TERM EQUITY INCENTIVE PLAN

    The following summary of the terms of the Equity Plan is qualified in its entirety by reference to the Equity Plan, a copy of which is attached hereto as Appendix A.

    AUTHORITY OF THE COMMITTEE. The Committee has authority, subject to the terms of the Equity Plan, to (i) select employees who will receive awards under the Equity Plan; (ii) determine the types and sizes of awards (except non-employee Director options which are granted pursuant to a formula); (iii) determine the terms and conditions of the awards granted under the Equity Plan (other than non-employee Director options); (iv) adopt, alter and repeal administrative rules governing the Equity Plan; (v) interpret the terms and conditions of the Equity Plan and the awards granted thereunder; and (vi) otherwise supervise the Equity Plan.

    ELIGIBILITY. Any employee of the Corporation or a subsidiary who serves in a key executive, administrative, professional, or technical capacity will be eligible to receive awards under the Equity Plan. In addition, the Equity Plan includes an annual stock option grant for non-employee Directors. While the total number of employees eligible to participate in the Equity Plan cannot be determined at this time, the Corporation expects to make awards under the Equity Plan to approximately twenty-five (25) employees in 1998, which includes the Named Executive Officers.

    COMMON STOCK AVAILABLE. The aggregate number of shares of Common Stock available for the grant of awards under the Equity Plan is equal to the sum of
(i) 1% of the number of shares of Common Stock outstanding as of the last day of the preceding fiscal year and (ii) the number of shares of Common Stock that were available for the grant of awards under the Plan, but not granted, in prior years. Under no circumstances, however, may the number of shares of Common Stock available for the grant of awards under the Plan exceed 1.5% of the shares of Common Stock outstanding as of the last day of the prior fiscal year. The maximum number of shares of Common Stock that may be issued upon exercise of incentive stock options is 500,000, as adjusted to reflect changes in the Corporation's capitalization. As of March 19, 1998, the shares of Common Stock available for grant of awards under the Plan had an aggregate market value of $2,051,967.

    TYPES OF AWARDS. The Committee will have broad discretion to establish stock-based incentive awards designed to attract and retain key employees and to motivate those employees to maximize shareholder value by aligning their interests with those of the shareholders. The awards may consist of incentive stock options, nonqualified stock options, restricted stock, stock equivalent units, stock appreciation rights, and other stock-related forms of incentive compensation. The Committee has the authority, subject to the terms of the Equity Plan, to select the employees who will receive awards and determine the terms and conditions applicable to the awards. Awards may be paid in cash, shares of Common Stock, or a combination thereof.

    Pursuant to the Equity Plan, non-employee Directors will only be eligible to receive nonqualified stock options under a formula program. Subject to certain limitations, the Plan grants each non-employee Director an annual option to purchase 1,000 shares of Common Stock at an exercise price equal to the fair market value of the shares on the date of grant.

    Because many of the awards will be performance-based, the amount or type of awards that may be provided to any of the Named Executive Officers are not yet determinable.

    PAYMENT OF EXERCISE PRICE AND TAX WITHHOLDING OBLIGATIONS. In general, the Committee may permit a participant to pay the exercise price for an option or other award and/or the participant's tax withholding obligations in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an award, or by a combination of these methods.

    CHANGE IN CONTROL. In general, (i) all outstanding stock options, stock appreciation rights, and other stock rights will become fully exercisable, and
(ii) all restrictions and conditions applicable to restricted stock and other awards exercisable for shares of Common Stock will be deemed to have been satisfied upon a change in control (as defined in the Equity Plan).

    AMENDMENT, EFFECTIVE DATE, AND TERMINATION OF PLAN. The Board may amend, suspend, or terminate the Equity Plan at any time. Shareholder approval of an amendment will be required only to the extent necessary to satisfy applicable legal and stock exchange rules. Subject to Shareholder approval, the Equity Plan is effective as of January 1, 1998.

FEDERAL INCOME TAX CONSEQUENCES OF THE GRANT AND EXERCISE OF STOCK OPTIONS

    INCENTIVE STOCK OPTIONS. Subject to certain requirements, an employee will not recognize taxable income at the time an incentive stock option is granted or exercised. Upon later disposition of shares acquired pursuant to an incentive stock option, an employee will generally recognize capital gain or loss equal to the difference between the sale price and the exercise price. Under most circumstances, the Corporation will not receive an income tax deduction with respect to incentive stock options.

    NON-QUALIFIED STOCK OPTIONS. In general, an employee will not recognize taxable income at the time a non-qualified stock option is granted. Upon exercise of the option, the employee will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the exercise price, and the Corporation will receive a corresponding income tax deduction. Upon later disposition of shares acquired pursuant to a non-qualified stock option, appreciation or depreciation after the date of exercise will be treated as capital gain or loss.

    To date, the Committee has not made any grants or awards under the Equity Plan or any sub-plan, including the Performance Share Plan, but intends on doing so in 1998. The terms and conditions of such awards are not determinable at this time.

VOTE REQUIRED TO APPROVE THE EQUITY PLAN

    Adoption of the Equity Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation present, or represented, and entitled to vote at the 1998 Annual Meeting of Shareholders. Shares voted "for" the Equity Plan and shares represented by return proxies that do not contain instructions to vote against the Equity Plan or to abstain from voting will be counted as shares cast for the approval of the Equity Plan. Shares will be counted as against the Equity Plan if the shares are voted either against the Equity Plan or to abstain from voting. Broker non-votes will not change the number of votes cast "for" or "against" the Equity Plan and will not be treated as shares entitled to vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL
       OF THE ALLTRISTA CORPORATION 1998 LONG-TERM EQUITY INCENTIVE PLAN

     ACTIVITIES AND RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    During 1997, Price Waterhouse LLP rendered audit and nonaudit services to the Corporation. Audit services included examinations of the consolidated financial statements and statutory financial statements required to be filed, reviews of quarterly financial data and filings with the Securities and Exchange Commission, and consultations relating to the application of generally accepted accounting principles to transactions into which the Corporation entered or was contemplating. Nonaudit services included advice and consultations relating to asset purchases and dispositions then being considered by the Corporation and assistance with state income tax planning.

    Due to an impairment of independence which will result upon consummation of the pending merger of Price Waterhouse LLP and Coopers & Lybrand L.L.P., it will be necessary for the Corporation to appoint new independent accountants. The independence impairment results from the fact that a relative of the Corporation's Senior Vice President and Chief Financial Officer is a Coopers & Lybrand L.L.P. Partner.

    The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through March 16, 1998, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through March 16, 1998, there have been no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

    The Board of Directors recommends that the shareholders vote for ratification of the appointment of Ernst & Young LLP as independent public accountants for 1998. If the appointment of Ernst & Young LLP is not ratified by the shareholders, the Audit Committee will select another firm of independent public accountants for 1998. Representatives of neither Price Waterhouse LLP nor Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders, and thus will not be available to respond to appropriate questions from, and to make a statement, to the shareholders.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                      AS INDEPENDENT ACCOUNTANTS FOR 1998.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    The Corporation believes that during 1997 its executive officers and directors complied with all Section 16 filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the 1999 Annual Meeting must be in writing and received by the Corporate Secretary at the Corporation's principal executive offices, 345 South High Street, Suite 200, Muncie, IN 47305, by December 1, 1998, for inclusion in the Corporation's 1999 Proxy Statement.

                         SOLICITATION AND OTHER MATTERS

    The cost of soliciting proxies will be paid by the Corporation. In addition to solicitations by mail, some directors, officers and regular employees of the Corporation, without extra remuneration, may conduct solicitations by telephone, facsimile and personal interview. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of Common Stock. In addition, the Corporation has engaged Beacon Hill Partners, Inc. to assist it in the solicitation of proxies, for a fee of approximately $2,500, plus out-of-pocket expenses.

    As of the date of this Proxy Statement, the Board of Directors of the Corporation has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. However, persons named in the accompanying form of proxy shall have the authority to vote such proxy as to any other matters which do properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

                                          By Order of the Board of Directors
                                          Garnet E. King
                                          CORPORATE SECRETARY

April 8, 1998
Muncie, Indiana

                                                                      APPENDIX A

                             ALLTRISTA CORPORATION
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

                                   ARTICLE I
                           ESTABLISHMENT AND PURPOSE

    Section 1.01. ESTABLISHMENT AND TERM OF PLAN. Alltrista Corporation, an Indiana corporation ("Alltrista" or the "Company"), has established the Alltrista Corporation 1998 Long-Term Equity Incentive Plan (the "Plan"), effective as of January 1, 1998, subject to the approval of the Plan at the next Annual Meeting of Shareholders of Alltrista Corporation by the holders of a majority of the shares of Alltrista common stock entitled to vote at that meeting.

    Section 1.02. PURPOSE. The Plan is designed to promote the interests of Alltrista Corporation (the "Company"), its subsidiaries, and its shareholders by providing stock-based incentives to selected key employees and Non-Employee Directors who are expected to contribute materially to the success of the Company and its subsidiaries. The purpose of the Plan is to provide a means of rewarding outstanding performance and to provide an opportunity to increase the personal ownership interest of its key employees and Non-Employee Directors in the continued success of the Company. The Company believes that the Plan will assist its efforts to attract and retain quality employees and Non-Employee Directors.

                                   ARTICLE II
                                  DEFINITIONS

    Section 2.01. DEFINITIONS. When capitalized in this Plan, unless the context otherwise requires:

       (a)"Award" means a grant made to a Participant pursuant to Article VI of this Plan.

       (b)"Award Agreement" means a written instrument between the Company and a Participant evidencing an Award and prescribing the terms, conditions, and restrictions applicable to the Award.

       (c)"Board of Directors" means the Board of Directors of Alltrista Corporation as constituted at any time.

       (d)"Change In Control" means the first to occur of the following events:

              (i)
              any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities;

             (ii)
              at any time during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection (i), (iii), or (iv) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

            (iii)
              the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 50 percent or more of the combined voting power of the Company's then outstanding securities; or

             (iv)
              the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

       (e)"Code" means the Internal Revenue Code of 1986, as amended.

       (f)"Committee" means a committee consisting of two or more non-employee directors (within the meaning of Rule 16b-3 of the 1934 Securities
    Exchange Act) designated by the Board of Directors.

       (g)"Common Share" means a share of common stock of Alltrista Corporation.

       (h)"Common Shares Outstanding" means the total number of Common Shares outstanding as reflected in the Company's financial statements as of the most recent fiscal year-end.

       (i)"Company" means Alltrista Corporation.

       (j)"Director" means a director of the Company.

       (k)"Director Option" means a right to purchase Common Shares granted to a Director pursuant to Article VII.

       (l)"Disabled" or "Disability" means a permanent disability as defined in the applicable long-term disability plan of the Company; except that
    "Disabled" or "Disability" with respect to Director Options shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

       (m)"Employee" means any individual employed by the Company or any of its Subsidiaries, including officers and Employees who are members of the
    Board of Directors of the Company or any of its Subsidiaries.

       (n)"Fair Market Value" of Common Shares means the value of the Common Shares determined by the Committee, or pursuant to rules established by the Committee, on a basis consistent with regulations under the Code.

       (o)"Incentive Stock Options" means stock options which qualify under and meet the requirements of Section 422 of the Code.

       (p)"Non-Employee Director" means any Director of the Company who is not an Employee of the Company or any of its Subsidiaries.

       (q)"Non-Qualified Stock Options" means stock options which do not qualify under or meet the requirements of Section 422 of the Code.

       (r)"Participant" means any person to whom an Award has been granted under this Plan.

       (s)"Plan" means this Alltrista Corporation 1998 Long-Term Equity Incentive Plan authorized by the Board of Directors at its meeting held on January 30, 1998, as such Plan from time to time may be amended as herein provided.

       (t)"Restricted Stock" means an Award of Common Shares that are nontransferable and are subject to a substantial risk of forfeiture.

       (u)"Retirement" means, in the case of an Employee, the termination of all employment with the Company and its subsidiaries for any reason other than death after the day on which the employee has attained age 55. Retirement means, in the case of a Non-Employee Director, termination of all service as a Director for any reason other than death or Total Disability after the Director has reached age 70.

       (v)"Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

       (w)"Stock Appreciation Right" has the meaning given to it in Section 6.02(b).

       (x)"Stock Equivalent Unit" means an Award that is valued by reference to the value of Common Shares.

       (y)"Stock Options" means the Incentive Stock Options and the Non-Qualified Stock Options issued pursuant to the Plan.

       (z)"Subsidiary" means any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the date of grant, each of the companies other than the last company in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

                                  ARTICLE III
                                 ADMINISTRATION

    Section 3.01. ADMINISTRATIVE COMMITTEE. The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board of Directors. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of the Plan or any applicable law.

    Section 3.02. POWERS OF THE COMMITTEE. The Committee shall, subject to the terms of this Plan, have the authority to: (i) select the eligible employees who shall receive Awards, (ii) grant Awards (other than Director Options), (iii) determine the types and sizes of Awards to be granted to employees, (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards (other than Director Options), (v) adopt, alter, and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, (vii) prescribe the forms of any Award Agreements or other instruments relating to Awards, and (viii) otherwise supervise the administration of this Plan. The Committee may delegate any of its authority to any other person or persons that it deems appropriate with respect to awards granted to employees who are not officers of the Company.

    Section 3.03. ACTIONS OF THE COMMITTEE. All actions taken and all interpretations and determinations made in good faith by the Committee, or made by any other person or persons to whom the Committee has delegated authority, shall be final and binding upon all Participants, the Company, and all other interested persons. All decisions by the Committee shall be made with the approval of not less than a majority of its members. Members of the Committee who are eligible for Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself; but any such member may be counted in determining the existence of a quorum of the Committee.

                                   ARTICLE IV
                                  ELIGIBILITY

    Section 4.01. EMPLOYEES. Any employee of the Company or any of its Subsidiaries who, in the judgment of the Committee serves the Company or a Subsidiary in a key executive, administrative, professional, or technical capacity, shall be eligible for the grant of Awards (other than Director Options). The selection of the employees to receive Awards (other than Director Options) shall be within the discretion of the Committee. More than one Award may be granted to the same employee.

    Section 4.02. NON-EMPLOYEE DIRECTORS. All Non-Employee Directors are eligible for the grant of Director Options, as provided in Section 7 of this Plan. Non-Employee Directors are not, however, eligible for the grant of any Awards other than Director Options.

                                   ARTICLE V
                      SHARES SUBJECT TO AWARDS; ADJUSTMENT

    Section 5.01. NUMBER OF COMMON SHARES. The shares subject to the Awards and other provisions of the Plan shall be the Company's authorized, but unissued, or reacquired Common Shares. The aggregate number of Common Shares that may be subject to Awards granted under this Plan shall be equal to the sum of (i) one percent (1%) of the number of Common Shares Outstanding as of the last day of the Company's prior fiscal year, plus (ii) the number of Common Shares that were available for the grant of Awards, but not granted, under this Plan in any previous fiscal year; provided that in no event will the number of Common Shares available for the grant of Awards in any fiscal year exceed one and one-half percent (1.5%) of the Common Shares Outstanding as of the last day of the prior fiscal year. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options is

500,000, as adjusted pursuant to Section 5.02. No fractional shares shall be issued under this Plan; if necessary, the Committee shall determine the manner in which the value of fractional shares will be treated.

    The assumption of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, shall not reduce the number of Common Shares available for the grant of Awards under this Plan. Common Shares subject to an Award that is forfeited, terminated, or canceled without having been exercised (other than Common Shares subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right) shall again be available for grant under this Plan, subject to the limitations noted in the foregoing paragraph of this Section 5.01.

    Section 5.02. ADJUSTMENT. In the event of any change in the Common Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock split-up, spin-off, split-off, stock dividend, or distribution to shareholders (other than normal cash dividends), the Committee shall adjust the number and class of shares that may be issued under this Plan, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options, the number and class of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the Common Shares and other value determinations applicable to outstanding Awards, as appropriate. All determinations made by the Committee with respect to adjustments under this
Section 5.02 shall be conclusive and binding for all purposes of the Plan.

                                   ARTICLE VI
                                     AWARDS

    Section 6.01. GRANT OF AWARDS. Awards authorized under this Article VI may be granted pursuant to another incentive program which incorporates by reference the terms and conditions of this Plan. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company whether or not such other awards were granted under this Plan; without limiting the foregoing, if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of Common Shares or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the Common Shares that were transferred or the Award that was surrendered. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

    Section 6.02. TYPES OF AWARDS. Awards may include, but are not limited to, the following:

       (a) DIRECTOR OPTION. A right to purchase Common Shares granted to a Director pursuant to Article VII of this Plan.

       (b) STOCK APPRECIATION RIGHT. A right to receive a payment, in cash or Common Shares, equal to the excess of (A) the Fair Market Value, or other specified valuation, of a specified number of Common Shares on the date the right is exercised over (B) the Fair Market Value, or other specified valuation, on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change In Control, or may be unconditional, as determined by the Committee.

       (c) STOCK AWARD. An Award that is made in Common Shares, Restricted Stock, or Stock Equivalent Units or that is otherwise based on, or valued in whole or in part by reference to, the Common Shares. All or part of any Stock Award may be subject to conditions, restrictions, and risks of forfeiture, as and to the extent established by the Committee. Stock Awards may be based on the Fair Market Value of the Common Shares, or on other specified values or methods of valuation, as determined by the Committee.

       (d) STOCK OPTION. A right to purchase a specified number of Common Shares, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee in the Award Agreement, Incentive Stock Options must comply with the requirements of Section 422 of the Code, Section 6.03(f), and this Article VI.

    Section 6.03. TERMS AND CONDITIONS OF AWARDS; AGREEMENTS. Awards granted under the Plan shall be evidenced by a written agreement ("Award Agreement") executed by the Company and the Participant, which shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

       (a) NUMBER OF SHARES. The Award Agreement shall state, as appropriate, the type and total number of shares (i) granted, (ii) with respect to which Stock Appreciation Rights or Stock Equivalent Units are granted, and/ or (iii) with respect to which Stock Options are granted.

       (b) AWARD PRICES. The Award Agreement shall state, as applicable, the price per share of the Common Shares with respect to which Stock Options are issued and the Fair Market Value or other appropriate valuation of Common Shares with respect to which Stock Appreciation Rights are issued. The price or other value shall be determined by the Committee. For Incentive Stock Options, the exercise price shall satisfy all of the requirements of the Code and of Section 6.03(f) of this Plan.

       (c) PAYMENT OF EXERCISE PRICE; DEFERRAL. The exercise price of a Stock Option (other than an Incentive Stock Option), Director Option, Stock
    Appreciation Right, and any Stock Award for which the Committee has established an exercise price may be paid in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Common Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

    With the approval of the Committee, the delivery of the Common Shares, cash, or any combination thereof subject to an Award (other than Director Options) may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Participants to defer the payment of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Awards.

       (d) ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS. The Company may postpone the issuance and delivery of certificates representing shares until (a) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule, or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete; provided, however, a person purchasing shares pursuant to the Plan has no right to require the Company to register the Common Shares under federal or state securities laws at any time. Any person purchasing shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts.

       (e) RIGHTS AS A SHAREHOLDER. Unless otherwise provided by the Board of Directors or the Committee, a Participant shall have rights as a shareholder with respect to shares covered by an Award, including voting rights or rights to dividends, only upon the date of issuance of a certificate to him and, if payment is required, only after such shares are fully paid.

       (f) INCENTIVE STOCK OPTIONS. To the extent any Award granted pursuant to this Plan contains an Incentive Stock Option, the following limitations and conditions shall apply to such Incentive Stock Option and the Award Agreement relating thereto in addition to the terms and conditions provided herein:

          (i) PRICE. The price of an Incentive Stock Option shall be an amount per share not less than the Fair Market Value per share of the Common Shares on the date of granting of the option. In the case of Incentive Stock Options granted to an employee of the Company who is a 10% Shareholder, the option price shall be an amount per share not less than one hundred ten percent (110%) of the Fair Market Value per share of the Common Shares on the date of the granting of the Incentive Stock Option.

          (ii) EXERCISE PERIOD. Unless terminated earlier pursuant to other terms and provisions of the Award Agreement, the term of each Incentive Stock Option shall expire within the period prescribed in the agreement relating thereto, which shall not be more than five (5) years from the date the Incentive Stock Option is granted, if the Participant is a 10% Shareholder, and not more than ten (10) years from the date the Incentive Stock Option is granted, if the Participant is not a 10% Shareholder.

          (iii) LIMITATION ON GRANTS. No Incentive Stock Option shall be granted under this Plan after January 30, 2008.

          (iv) LIMITATION ON TRANSFERABILITY. No Incentive Stock Option shall be assignable or transferable except by will or under the laws of descent and distribution. During the lifetime of a Participant, the Incentive Stock Option shall be exercisable only by the Participant and may not be transferred or assigned pursuant to a qualified domestic relations order.

          (v) MAXIMUM EXERCISE RULE. The aggregate Fair Market Value (determined at the time the option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under all such plans of the Company and any parent or subsidiary corporation of the Company shall not exceed One Hundred Thousand Dollars ($100,000).

       (g) TERMINATION OF AWARDS UNDER CERTAIN CONDITIONS. The Committee may cancel any unexpired, unpaid, or deferred Awards at any time, if the
    Participant is not in compliance with all applicable provisions of this Plan or with any Award Agreement or if the Participant, whether or not he or she is currently employed by the Company, engages in any of the following activities without the prior written consent of the Company:

          (i) Directly or indirectly renders services to or for an organization, or engages in a business that is, in the judgment of the Committee, in competition with the Company.

          (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential or proprietary information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.

    The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Award Agreement and has not engaged in any activities referred to in clauses (i) and
(ii) above.

       (h) NONTRANSFERABILITY. Unless otherwise determined by the Committee and provided in the Award Agreement, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order, and (ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative.

    Section 6.04. ELECTION TO DEFER GRANT OR RECEIPT OF AWARD. Notwithstanding any provision herein to the contrary, the Committee may provide, in any Award Agreement or in any program granting Awards under this Plan, that the Participant may elect to defer receipt of the Award as provided in the Award Agreement or program.

                                  ARTICLE VII
                                DIRECTOR OPTIONS

    Section 7.01.  GRANT OF DIRECTOR OPTIONS.

       (a) ADMINISTRATION. A committee formed by only those Directors other than Non-Employee Directors shall have full authority to administer
    Director Options, including authority to require that any Non-Employee Director sign an Award Agreement as a condition of receiving a Director Option.

       (b) GRANTING OF DIRECTOR OPTIONS. Each individual serving as a Non-Employee Director on April 30 in any year after 1998 shall automatically receive a Director Option, effective on such date.

    Section 7.02.  NUMBER OF COMMON SHARES SUBJECT TO EACH DIRECTOR
OPTION. Each Director Option shall entitle the Non-Employee Director the right to purchase 1,000 Common Shares on the terms and conditions specified herein.

    Section 7.03. EXERCISE PRICE. The exercise price of the Common Shares subject to each Director Option shall be the Fair Market Value of the Common Shares at the date of grant.

    Section 7.04. DATE DIRECTOR OPTIONS BECOME EXERCISABLE. Unless otherwise established by the Board of Directors, each Director Option shall become exercisable in full twelve months after the date of grant; provided, however, all Director Options shall become exercisable in full (i) upon a Change in Control, (ii) in accordance with the terms of Section 7.06, or (iii) upon attainment by the Non-Employee Director of age 70.

    Section 7.05. EXPIRATION DATE. Unless terminated earlier pursuant to the terms of this Plan, each Director Option shall terminate, and the right of the holder to purchase Common Shares upon exercise of the Director Option shall expire, at the close of business on the tenth anniversary date of the date of grant.

    Section 7.06. CONTINUOUS SERVICE AS A DIRECTOR. No Director Option may be exercised unless the Non-Employee Director to whom the Director Option was granted has continued to be a Non-Employee Director from the time of grant through the time of exercise, except as provided in Section 7.04 and this
Section 7.06.

       (a) TERMINATION. If the service in office of a Non-Employee Director is terminated for any reason other than those set forth in Section 7.06(b)
    and 7.06(c) hereof, the holder of the Director Option may exercise the Director Option only within the 30-day period immediately following such termination and only to the extent such Director Option was exercisable at the date of such termination.

       (b) RETIREMENT OR DISABILITY. If the service in office of a Non-Employee Director is terminated due to the Retirement or Disability of the Non-Employee Director, then the Non-Employee Director, or his legal representative if he becomes incapacitated, shall have the right to exercise the Director Option in full prior to the earlier of (i) twelve months after the date of the Non-Employee Director's Retirement or Disability and (ii) the expiration of the Director Option.

       (c) DEATH. If the service in office of a Non-Employee Director is terminated due to the death of the Non-Employee Director, the
    Non-Employee Director's estate, executor, administrator, personal representative, or beneficiary shall have the right to exercise the Director Option in full prior to the earlier of (i) twelve months after the date of the Non-Employee Director's death and (ii) the expiration of the Director Option.

       (d) EMPLOYED BY COMPANY. If a Non-Employee Director ceases to be a Non-Employee Director by reason of his or her employment by the Company, the Director Option granted to that Non-Employee Director shall be treated the same as Stock Options held by employees and shall continue to be exercisable prior to the expiration of the Director Option, subject to the limitations on exercise following termination of employment established by the Committee pursuant to Article IX of this Plan.

                                  ARTICLE VIII
                          TAX WITHHOLDING OBLIGATIONS

    Prior to the payment of an Award, the Corporation may withhold, or require a Participant to remit to the Corporation, an amount sufficient to pay any federal, state, and local withholding taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all withholding taxes associated with the Award in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods.

                                   ARTICLE IX
                           TERMINATION OF EMPLOYMENT

    Section 9.01. TERMINATION OF EMPLOYMENT. Unless the Committee provides otherwise in the Award Agreement, if a Participant's employment with the Company or a Subsidiary terminates for any reason other than Retirement, Disability, or death of the Participant, he may, but only within the 30-day period immediately following such termination of employment and in no event later than the expiration date specified in the Award Agreement, exercise his Award to the extent that he was entitled to exercise at the date of such termination. The transfer of an employee from the employ of the Company to a Subsidiary, or vice versa, or from one Subsidiary to another Subsidiary shall not be deemed a termination of employment for purpose of the Plan.

    Section 9.02. RETIREMENT OR DISABILITY. Unless the Committee provides otherwise in the Award Agreement, if a Participant's employment with the Company or any Subsidiary terminates due to Retirement or Disability, he may, but only within the two-year period immediately following such termination of employment and in no event later than the expiration date specified in the Award Agreement, exercise his Award to the extent that he was entitled to exercise it at the date of such termination. Unless the Committee provides otherwise in the Award Agreement, if the Award being exercised under this paragraph is an Incentive Stock Option, it may be exercised as such only during the three-month period immediately following such Retirement or Disability and in no event later than the expiration date specified in the Award Agreement. During the remainder of the two-year period (or, if shorter, the exercise period specified in the Award Agreement), the option may be exercised as a Non-Qualified Stock Option.

    Section 9.03. DEATH. Unless the Committee provides otherwise in the Award Agreement, if a Participant dies (whether prior to or after termination of employment) while he is entitled to exercise an Award, it may be exercised within the twelve-month period immediately following the Participant's death by the person or persons to whom his rights to it shall pass by his will or by the applicable laws of descent and distribution; provided, however, that no such Award may be exercised after the expiration date specified in the Award Agreement. Unless the Committee provides otherwise in the Award Agreement, if the Award being exercised under this paragraph is an Incentive Stock Option, it may be exercised as such only during the three-month period immediately following the Participant's death and in no event later than the expiration date specified in the Award Agreement. During the remainder of such twelve-month period (or, if shorter, the exercise period specified in the Award Agreement), the option may be exercised as a Non-Qualified Stock Option.

                                   ARTICLE X
                               CHANGE IN CONTROL

    Unless and to the extent the terms and conditions of a change in control agreement between the Company and a Participant provide otherwise, in the event of a Change In Control of the Company, unless and to the extent otherwise determined by the Board of Directors, (i) all Stock Appreciation Rights, Stock Options, and other Stock Purchase Rights then outstanding will become fully exercisable as of the date of the Change In Control, and (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the Date of the Change In Control. Any such determination by the Board of Directors that is made after the occurrence of a Change In Control will not be effective unless a majority of the Directors then in office were in office at the beginning of a period of 24 consecutive months and the determination is approved by a majority of such Directors.

                                   ARTICLE XI
                           AMENDMENT OF PLAN, AWARDS

    Section 11.01. AMENDMENT, SUSPENSION, OR TERMINATION OF THIS PLAN. The Board of Directors may from time to time amend, suspend, or terminate this Plan at any time and, in accordance with such amendments, may thereupon change terms and conditions of any Awards not theretofore issued. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of the New York Stock Exchange, or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation.

    Section 11.02. AMENDMENT OF OUTSTANDING AWARDS. The Committee may, in its discretion, amend the terms of any Award (other than a Director Option), prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of the New York Stock Exchange, or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award (other than a Director Option).

                                  ARTICLE XII
                                 MISCELLANEOUS

    Section 12.01. GOVERNING LAW. The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Indiana.

    Section 12.02. RIGHTS OF EMPLOYEES. Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or limit in any way the Company's right to terminate any Participant's employment at will.

                                  ARTICLE XIII
                              PAYMENTS TO A TRUST

    The Committee is authorized, but is not required, to cause to be established one or more trusts to which the Committee may make payments of amounts due or to become due to Participants in this Plan.

                                     [LOGO]

ALLTRISTA Corporation                            Proxy/Voting Instruction Card
                  345 South High Street, Muncie, Indiana 47305


P
R
O
X
Y


This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 13, 1998.

The undersigned hereby appoints Jerry T. McDowell, Larry D. Miller, William
L. Skinner, and each or any of them as Proxies, with full power of substitution, to vote all shares of Alltrista Corporation Common Stock entitled to be voted by the undersigned for the election of directors and on Proposal 2 and 3 referred to on the reverse side of this Proxy Card and described in the Proxy Statement, and on any other business as properly may come before the Annual Meeting of Shareholders on May 13, 1998, or any adjournment thereof. This card also constitutes voting instructions for all shares beneficially owned and votable, if any, by the undersigned as a participant in the Employee Stock Purchase Plan.

This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR Items 1, 2 and 3.

Election of two Directors. Nominees are:
Richard L. Molen, Lynda Watkins Popwell

You are encouraged to specify your votes by marking the appropriate boxes on the reverse side. Please sign and date on the reverse side and mail promptly in the enclosed envelope.

                                 FOLD AND DETACH HERE
clear area                    /x/                     6328


Please mark your votes as in this example.


     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s).

If no direction is made, this proxy will be voted FOR the proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

For                  Withheld authority for all Nominees
  /  /                              /  /

For                       Against                Abstain
  /  /                      / /                    / /

1. Election of Directors.


To withhold authority to vote for any specific nominee(s), mark the / /FOR box and write the name of each such nominee for whom you are withholding authority to vote on the line provided below

2. Proposal to approve the 1998 Long-Term Equity Incentive Plan.

3. Proposal to approve the appointment of Ernst & Young LLP as the independent public accountants of the Corporation.

4. In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

--------------------------------------
    shareholder name and address



Please sign exactly as name appears at left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

-----------------------------------------
Signature                    Date


-----------------------------------------
Signature (if held jointly) Date




                              FOLD AND DETACH HERE